Exhibit 1.02

Audience, Inc.

Conflict Minerals Report

For The Reporting Period from January 1, 2013 to December 31, 2013

This Conflict Minerals Report (the “Report”) of Audience, Inc. (“Audience” or the “Company”) has been prepared pursuant to Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period January 1, 2013 to December 31, 2013.

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products and the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals are referred to as “Conflict Minerals” are gold, columbite-tantalite (coltan), cassiterite and wolfamite, including their derivatives which are limited to tantalum, tin and tungsten. The “Covered Countries” for purposes of the Rule and this Report are the Democratic Republic of Congo (the “DRC”), the Republic of Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.

Description of the Company’s Products Covered by this Report

Our products include voice and audio processors and audio codecs. We operate a fabless business model and outsource the manufacturing of our products to contract manufacturers. This Report relates to our products: (i) for which Conflict Minerals are necessary to the functionality or production of that product; (ii) that were manufactured, or contracted to be manufactured, by the Company; and (iii) for which the manufacture was completed during 2013. We have determined that one or more Conflict Minerals is necessary to the functionality or production of each of our voice and audio processors and audio codecs, and as a result, all of our voice and audio processors and audio codecs are considered “Covered Products” for purposes of this report.

Description of the Company’s Reasonable Country of Origin Inquiry

As described in this Report, we have determined that the following Conflict Minerals: gold, tantalum, tin, and tungsten are necessary to the functionality or production of products manufactured or contracted to be manufactured by us during 2013. As a result, we conducted in good faith a reasonable country of origin inquiry (“RCOI”) reasonably designed to determine if any of these Conflict Minerals originated in the Covered Countries and whether any of the Conflict Minerals may be from recycled or scrap sources. Our supply chain is complex, and there are many third parties in the supply chain between the ultimate manufacturer of the Covered Products and the original sources of Conflict Minerals. The Company does not directly purchase Conflict Minerals from mines, smelters or refiners. Therefore, the Company must rely on its contract manufacturers to provide information regarding the country of origin of Conflict Minerals that are included in the Covered Products. In designing our RCOI, we employed a combination of measures to determine whether the Conflict Minerals in our Covered Products originated from the Covered Countries, and determined that the Company would survey all of our contract manufacturers.

As such, our RCOI primarily consisted of requesting the Conflict Minerals reporting template prepared by the Electronic Industry Citizenship Coalition and Global eSustainability Initiative (“EICC-GeSI”) from all of our contract manufacturers in 2013. Responses from our contract manufacturers were reviewed for completeness, reasonableness and consistency, and we routinely followed up with our contract manufacturers for corrections and clarifications as needed.

We received complete responses from each of our contract manufacturers. However the supply chain information provided by certain contract manufacturers included smelters and alleged smelters that have not yet been audited and certified as DRC conflict free by the EICC Conflict-Free Smelter (“CFS”) protocol or another recognized organization. In addition, there were some suppliers whose supply chain information has not yet been traced back to the true smelter or refiner.

Based on our RCOI, we were unable to determine that the Conflict Minerals in our Covered Products did not originate in the Covered Countries, or if the Conflict Minerals in our Covered Products came from recycled or scrap sources.

Description of the Company’s Due Diligence Process

The Company’s due diligence measures have been designed to conform to the framework in the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High Risk Areas: Second Edition, including the related supplements on gold, tin, tantalum and tungsten (the “OECD Guidance”). The OECD Guidance is an internationally recognized due diligence framework.

In accordance with the five-step OECD Guidance, the design of our due diligence includes, but is not limited to, the following five steps: (i) establishment of strong company management systems, (ii) identification and assessment of risks in the supply chain, (iii) designing and implementing a strategy to respond to identified risks, (iv) carrying out independent third-party audit of smelter/refiner’s due diligence practices and (v) reporting on supply chain due diligence. A description of certain activities undertaken by us in respect of each of the five steps of the OECD Guidance is described below.

1.	Establishment of Strong Company Management Systems

We have completed a number of steps to establish a management system for addressing the sourcing of Conflict Minerals in our Covered Products. These actions include:

a.	Adopt and Commit to a Supply Chain Policy for Conflict Minerals: In August 2013, Audience adopted a written policy relating to the use of Conflict Minerals in our supply chain. A copy of our Conflict Minerals Policy is available at http://investor.audience.com/governance.cfm.

b.	Internal Management to Support Supply Chain Due Diligence: Audience has established an internal compliance team with members from its operations, finance, and legal functions, and these individuals are charged with the development and implementation of our Conflict Minerals program. This team has established policies and is developing procedures for managing and tracking our Conflict Minerals program.

c.	Controls and Transparency to Support Supply Chain Diligence: Audience is committed to holding our contract manufacturers responsible for providing the information needed to support the RCOI and due diligence processes at both the corporate level and the procurement level. Audience undertook a RCOI with respect to Conflict Minerals in our supply chain by providing the EICC-GeSI template to each of our contract manufacturers who supply products containing Conflict Minerals to gather information about their use of Conflict Minerals, the smelters and refiners in their supply chain that are included in our products and the countries of origin for Conflict Minerals used in our products.

d.	Supplier Engagement: Audience continues to engage actively with our contract manufacturers to strengthen our relationship with them. We are requiring our contract manufacturers to adopt policies which reasonably assure that the tantalum, tin, tungsten, and gold in the products they manufacture are conflict-free. We are implementing procedures whereby contract manufacturers must ensure that all parts used to manufacture products supplied to or for Audience originate from certified conflict-free smelters validated as compliant to the EICC CFS protocol, using the CFS Compliant Smelter List, and we will consider alternative arrangements for contract manufacturers who are unable to cooperate in our due diligence efforts and sourcing requirements. For contract manufacturers with smelters that have been identified as ‘High Risk’ (e.g., sourced from non-conflict free regions), Audience will require these contract manufacturers to provide an action plan in becoming conflict-free for all of their smelters.

e.	Grievance Mechanism: We have various grievance mechanisms whereby employees and suppliers can report violations of Audience’s policies. For example, Audience’s Code of Business Conduct and Ethics provides a grievance mechanism and describes the contact point and process to report any violation in Audience’s policies.

2.	Identification and Assessment of Risks in the Supply Chain

Audience’s supply chain is complex, and there are many third parties in the supply chain between the ultimate manufacturer of the Covered Products and the original sources of Conflict Minerals. The Company does not directly purchase Conflict Minerals from mines, smelters or refiners. Therefore, the Company must rely on its contract manufacturers to provide information regarding the country of origin of Conflict Minerals that are included in the Covered Products.

Audience reviewed the EICC-GeSI templates received from our contract manufacturers for the period covering 2013. We followed up with contract manufacturers whose EICC-GeSI templates contained discrepancies or responses that required additional explanation or clarification. We verified the completed EICC-GeSI templates against www.conflictfreesourcing.org’s conflict-free smelters & refiners list and confirmed that 59% of the smelters identified by our contract manufacturers as being CFS compliant pursuant to the Conflict Free Sourcing Initiative (CFSI).

3.	Designing and Implementing a Strategy to Respond to Identified Risks

Audience expects its contract manufacturers to use materials that are environmentally safe and sourced from socially responsible suppliers. If Audience discovers the use of Conflict Minerals produced in facilities that are considered to be “non-conflict free,” in any material, parts or components procured by our contract manufacturers or that are incorporated in our products by contract manufacturers, Audience will evaluate with our management whether to switch to alternate contract manufacturers in accordance with the goal of taking appropriate actions to transition product to be “conflict free.”

4.	Carrying Out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

We do not have a direct relationship with any smelters or refiners in our supply chain and, as a result, we do not directly conduct audits.

5.	Reporting on Supply Chain Due Diligence

In 2014, we publicly filed the Form SD and this Report with the SEC, and a copy of this Report and the Form SD are publicly available at http://investor.audience.com/governance.cfm.

This Report includes information about the RCOI methodology utilized by the Company, the design of our due diligence process in conformance with the OECD Guidelines, the list of known smelters and refiners utilized in our supply chain identified in our due diligence process, and a description of our products that incorporate Conflict Minerals necessary to the functionality or production of such products.

Findings and Conclusions

Based on the information that was provided by the Company’s contract manufactures and otherwise obtained through the due diligence process, the Company believes that, to the extent reasonably determinable by the Company, the facilities that were used to process the Conflict Minerals contained in the Covered Products included the smelters and refiners listed below, including whether such smelters or refiners participate in the CFSP.

Metal	Smelter Reference List	Standard Smelter Names	Smelter Facility Location: Country	Smelter ID	CFSP Status
Gold	Perth Mint (Western Australia Mint)	Western Australian Mint trading as The Perth Mint	Australia	1AUS046	CFSP Active
Gold	Umicore Precious Metals Refining	Umicore SA Business Unit Precious Metals Refining	Belgium	1BEL062	CFSP Active
Gold	Johnson Matthey Canada	Johnson Matthey Limited	Canada	1CAN024	CFSP Active
Gold	Royal Canadian Mint	Royal Canadian Mint	Canada	1CAN050	CFSP Active
Gold	Xstrata Canada Corporation	Xstrata Canada Corporation	Canada	1CAN064	Unknown
Gold	Argor-Heraeus SA	Argor-Heraeus SA	Switzerland	1CHE004	CFSP Active
Gold	Metalor Switzerland	Metalor Technologies SA	Switzerland	1CHE035	CFSP Active
Gold	PAMP SA	PAMP SA	Switzerland	1CHE045	CFSP Active
Gold	Valcambi SA	Valcambi SA	Switzerland	1CHE063	CFSP Active
Gold	The Great Wall Gold and Silver Refinery of China	The Great Wall Gold and Silver Refinery of China	China	1CHN059	Unknown
Gold	Allgemeine Gold- & Silberscheideanstalt	Allgemeine Gold- und Silberscheideanstalt A.G.	Germany	1DEU001	CFSP Active
Gold	Heraeus Precious Metals GmbH & Co. KG	Heraeus Precious Metals GmbH & Co. KG	Germany	1DEU018	CFSP Active
Gold	SEMPSA	SEMPSA Joyeria Plateria SA	Spain	1ESP052	CFSP Active
Gold	Heraeus Ltd Hong Kong	Heraeus Ltd Hong Kong	Hong Kong	1HKG019	CFSP Active
Gold	Metalor Technologies (Hong Kong) Ltd	Metalor Technologies (Hong Kong) Ltd	Hong Kong	1HKG036	CFSP Active
Gold	Asahi Pretec Corp	Asahi Pretec Corporation	Japan	1JPN005	CFSP Active
Gold	Dowa	Dowa	Japan	1JPN015	CFSP Active

Metal	Smelter Reference List	Standard Smelter Names	Smelter Facility Location: Country	Smelter ID	CFSP Status
Gold	Ishifuku Metal Industry Co., Ltd.	Ishifuku Metal Industry Co., Ltd.	Japan	1JPN021	CFSP Active
Gold	JX Nippon Mining & Metals Co., Ltd	JX Nippon Mining & Metals Co., Ltd	Japan	1JPN028	CFSP Active
Gold	Matsuda Sangyo Co. Ltd	Matsuda Sangyo Co. Ltd	Japan	1JPN034	CFSP Active
Gold	Mitsubishi Materials Corporation	Mitsubishi Materials Corporation	Japan	1JPN039	CFSP Active
Gold	Mitsui Mining and Smelting Co., Ltd.	Mitsui Mining and Smelting Co., Ltd.	Japan	1JPN040	CFSP Active
Gold	SMM	Sumitomo Metal Mining Co. Ltd.	Japan	1JPN057	Unknown
Gold	Tanaka Kikinnzoku Kogyo K.K.	Tanaka Kikinzoku Kogyo K.K.	Japan	1JPN058	CFSP Active
Gold	Tokuriki Honten Co. Ltd	Tokuriki Honten Co. Ltd	Japan	1JPN060	CFSP Active
Gold	Nihon Material Co. LTD	Nihon Material Co. LTD	Japan	1JPN071	CFSP Active
Gold	Aida Chemical Industries Co. Ltd.	Aida Chemical Industries Co. Ltd.	Japan	1JPN072	Requested for CFSP Compliant
Gold	Asaka Riken Co Ltd	Asaka Riken Co Ltd	Japan	1JPN073	Requested for CFSP Compliant
Gold	Kojima Chemicals Co. Ltd	Kojima Chemicals Co. Ltd	Japan	1JPN074	CFSP Active
Gold	Yokohama Metal Co Ltd	Yokohama Metal Co Ltd	Japan	1JPN077	Requested for CFSP Compliant
Gold	Chugai Mining	Chugai Mining	Japan	1JPN078	Requested for CFSP Compliant
Gold	Pan Pacific Copper Co. LTD	Pan Pacific Copper Co. LTD	Japan	1JPN080	requested for CFSP Compliant
Gold	LS-Nikko Copper Inc	LS-Nikko Copper Inc	Korea, Republic Of	1KOR032	CFSP Active
Gold	Solar Applied Materials Taiwan	Solar Applied Materials Technology Corp.	Taiwan	1TWN056	CFSP Active
Gold	Johnson Matthey Inc	Johnson Matthey Inc	United States	1USA025	CFSP Active

Gold	Materion	Materion	United States	1USA033	CFSP Active
Gold	Metalor USA Refining Corporation	Metalor USA Refining Corporation	United States	1USA037	CFSP Active
Gold	Ohio Precious Metals LLC.	Ohio Precious Metals LLC.	United States	1USA043	CFSP Active
Gold	United States Precious Metals	Ohio Precious Metals LLC.	United States	1USA076	CFSP Active
Gold	Kennecott Utah Copper LLC	Kennecott Utah Copper LLC	United States	1USA088	CFSP Active
Gold	Navoi	Navoi Mining and Metallurgical Combinat	Uzbekistan	1UZB042	Requested for CFSP Compliant
Gold	Smelter Not Listed	Yamamoto Precious Metal Co., Ltd	Japan	CID002100	Unknown
Tin	Metallo Chimique	Metallo Chimique	Belgium	2BEL017	Unknown
Tin	EM Vinto	EM Vinto	Bolivia	2BOL010	Unknown

Metal	Smelter Reference List	Standard Smelter Names	Smelter Facility Location: Country	Smelter ID	CFSP Status
Tin	OMSA	OMSA	Bolivia	2BOL022	CFSP Active
Tin	Mineração Taboca S.A.	Mineração Taboca S.A.	Brazil	2BRA018	CFSP Active
Tin	White Solder Metalurgia	White Solder Metalurgia	Brazil	2BRA054	CFSP Active
Tin	Cooper Santa	Cooper Santa	Brazil	2BRA063	Requested for CFSP Compliant
Tin	Gejiu Zili Metallurgy Co.	Gejiu Zi-Li	China	2CHN011	Requested for CFSP Compliant
Tin	Geiju Non-Ferrous Metal Processing Co. Ltd.	Geiju Non-Ferrous Metal Processing Co. Ltd.	China	2CHN012	CFSP Active
Tin	Liuzhou China Tin	Liuzhou China Tin	China	2CHN015	Requested for CFSP Compliant
Tin	Yunnan Chengfeng	Yunnan Chengfeng	China	2CHN047	Requested for CFSP Compliant
Tin	Yunnan Tin Company Limited	Yunnan Tin Company Limited	China	2CHN048	CFSP Active
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CNMC (Guangxi) PGMA Co. Ltd.	China	2CHN050	Requested for CFSP Compliant
Tin	China Minmetals	Minmetals Ganzhou Tin Co. Ltd.	China	2CHN051	Requested for CFSP Compliant
Tin	Huichang Jinshunda Tin Co. Ltd	Huichang Jinshunda Tin Co. Ltd	China	2CHN052	Requested for CFSP Compliant
Tin	Linwu Xianggui Smelter Co	Linwu Xianggui Smelter Co	China	2CHN055	Requested for CFSP Compliant
Tin	CV United Smelting	CV United Smelting	Indonesia	2IDN009	Unknown
Tin	PT Babel Inti Perkasa	PT Babel Inti Perkasa	Indonesia	2IDN025	Requested for CFSP Compliant
Tin	PT Bangka Kudai Tin	PT Bangka Kudai Tin	Indonesia	2IDN027	Requested for CFSP Compliant
Tin	PT Bangka Putra Karya	PT Bangka Putra Karya	Indonesia	2IDN028	Unknown
Tin	PT Bangka Timah Utama Sejahtera	PT Bangka Timah Utama Sejahtera	Indonesia	2IDN029	Requested for CFSP Compliant
Tin	PT Belitung Industri Sejahtera	PT Belitung Industri Sejahtera	Indonesia	2IDN030	Requested for CFSP Compliant
Tin	BML	PT BilliTin Makmur Lestari	Indonesia	2IDN031	Requested for CFSP Compliant
Tin	PT Bukit Timah	PT Bukit Timah	Indonesia	2IDN032	CFSP Active
Tin	PT Mitra Stania Prima	PT Mitra Stania Prima	Indonesia	2IDN037	Requested for CFSP Compliant
Tin	PT Refined Banka Tin	PT Refined Banka Tin	Indonesia	2IDN038	Requested for CFSP Compliant

Metal	Smelter Reference List	Standard Smelter Names	Smelter Facility Location: Country	Smelter ID	CFSP Status
Tin	PT Stanindo Inti Perkasa	PT Stanindo Inti Perkasa	Indonesia	2IDN040	Unknown
Tin	PT Timah	PT Timah	Indonesia	2IDN042	CFSP Active
Tin	PT Timah Nusantara	PT Timah Nusantara	Indonesia	2IDN043	Requested for CFSP Compliant
Tin	PT Tinindo Inter Nusa	PT Tinindo Inter Nusa	Indonesia	2IDN044	Requested for CFSP Compliant
Tin	PT Tambang Timah	PT Tambang Timah	Indonesia	2IDN049	CFSP Active
Tin	PT Bangka Tin Industry	PT Bangka Tin Industry	Indonesia	2IDN058	Requested for CFSP Compliant
Tin	Mitsubishi Materials Corporation	Mitsubishi Materials Corporation	Japan	2JPN020	CFSP Active
Tin	Malaysia Smelting Corp	Malaysia Smelting Corporation (MSC)	Malaysia	2MYS016	CFSP Active
Tin	Minsur	Minsur	Peru	2PER019	CFSP Active
Tin	Fenix Metals	Fenix Metals	Poland	2POL064	Requested for CFSP Compliant
Tin	Novosibirsk Integrated Tin Works	Novosibirsk Integrated Tin Works	Russian Federation	2RUS021	Requested for CFSP Compliant
Tin	Thaisarco	Thaisarco	Thailand	2THA046	CFSP Active
Tin	Alpha Metals	Cookson	United States	2USA001	CFSP Active
Tin	Smelter Not Listed	Metahub Industries Sdn. Bhd.	Malaysia		Unknown
Tin	CV Serumpun Sebalai	CV Serumpun Sebalai	Indonesia	2IDN008	Unknown
Tin	PT Koba Tin	PT Koba Tin	Indonesia	2IDN036	Unknown
Tin	PT DS Jaya Abadi	PT DS Jaya Abadi	Indonesia	2IDN059	Unknown
Tantalum	F&X	F&X	China	3CHN003	CFSP Active
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	Ningxia Orient Tantalum Industry Co., Ltd.	China	3CHN009	CFSP Active
Tantalum	HC Starck	H.C. Starck GmbH	Germany	3DEU006	CFSP Active
Tantalum	Taki Chemicals	Taki Chemicals	Japan	3JPN023	CFSP Active
Tantalum	Ulba Metallurgical Plant JSC	Ulba	Kazakhstan	3KAZ014	CFSP Active
Tantalum	Exotech Inc.	Exotech Inc.	United States	3USA002	Unknown
Tantalum	Global Advanced Metals	Global Advanced Metals	United States	3USA005	CFSP Active
Tungsten	China Minmetals Nonferrous Metals Co Ltd	China Minmetals Nonferrous Metals Co Ltd	China	4CHN003	Requested for CFSP Compliant
Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	Chongyi Zhangyuan Tungsten Co Ltd	China	4CHN004	Unknown
Tungsten	Ganzhou Huaxin Tungsten Products Ltd	Jiangxi Tungsten Industry Group Co Ltd	China	4CHN010	CFSP Active
Tungsten	Xiamen Tungsten Co Ltd	Xiamen Tungsten Co Ltd	China	4CHN014	Unknown

Metal	Smelter Reference List	Standard Smelter Names	Smelter Facility Location: Country	Smelter ID	CFSP Status
Tungsten	Zhuzhou Cemented Carbide Works Imp. & Exp. Co.	Zhuzhou Cemented Carbide Group Co Ltd	China	4CHN015	Unknown
Tungsten	Ganzhou Grand Sea W and Mo Company	Ganzhou Grand Sea W & Mo Group Co Ltd	China	4CHN016	CFSP Active
Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	China	4CHN023	CFSP Active
Tungsten	ALMT	A.L.M.T. Corp.	Japan	4JPN020	CFSP Active
Tungsten	Wolfram Company CJSC	Wolfram Company CJSC	Russian Federation	4RUS013	CFSP Active
Tungsten	Global Tungsten & Powders Corp	Global Tungsten & Powders Corp	United States	4USA007	CFSP Active
Tungsten	ATI Firth Sterling	ATI Tungsten Materials	United States	4USA001	Unknown

Metal	CFSP Active	Requested for CFSP Compliant	Unknown	Grand Total
Gold	32	6	4	42
Tin	13	20	9	42
Tantalum	6	0	1	7
Tungsten	6	1	4	11
Grand Total	57	27	18	102

DRC Conflict Undeterminable

After exercising the due diligence described above, the Company was unable to determine whether or not each of the Covered Products qualify as “DRC conflict free,” as defined under the Rule. Accordingly, the Company has reasonably determined that each of the Covered Products is “DRC conflict undeterminable,” as defined in the Rule.

Future Steps

We will communicate our expectations, as reflected in our Conflict Minerals Policy, to our contract manufacturers and other suppliers. We will continue to increase our engagement with our relevant contract manufacturers in order to build their knowledge and capacity so they are able to provide more complete and accurate information on the source and chain of custody of Conflict Minerals in our supply chain.